 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


                                                                  EXHIBIT 10.47

                               BINDING TERM SHEET

                  BINDING TERM SHEET, entered into with an effective date of August 20, 1997 (the "Effective Date"), by and between Guilford Pharmaceuticals Inc. ("Guilford"), a Delaware corporation with its principal place of business at 6611 Tributary Street, Baltimore, Maryland 21224, and GPI NIL Holdings, Inc., its wholly-owned subsidiary Delaware corporation ("Holdings"), and Amgen Inc., a Delaware corporation, with its principal place of business at Amgen Center, Thousand Oaks, California 91320-1789 ("Amgen").

                  WHEREAS, the parties desire to enter into collaboration respecting the research, development and commercialization of certain small molecule neuroimmunophilin ligands with neurotrophic and other activities, the consummation of which is contingent on and subject to the satisfaction of applicable requirements under the Hart-Scott-Rodino Act;

                  WHEREAS, the parties nevertheless desire to enter into a legal and binding agreement respecting the terms and conditions under which Guilford, Holdings and Amgen are prepared to conduct such collaboration, upon satisfaction of such legal requirements;

                  NOW, THEREFORE, the parties in consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, and intending to enter into a legal and binding agreement, hereby agree to the terms and conditions of the Binding Term Sheet and the accompanying exhibits and schedules, all of which are incorporated herein by reference.

                  IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have duly executed this Agreement as of the Effective Date.

GUILFORD PHARMACEUTICALS INC.

By /s/ Craig R. Smith
   ------------------------------------------
Name:  Craig R. Smith, M.D.
Title: President and Chief Executive Officer


AMGEN INC

By /s/ Gordon M. Binder
   ------------------------------------------
Name:  Gordon M. Binder
Title: Chief Executive Officer


GPI NIL HOLDINGS, INC.

By /s/ Daniel P. McCollom
   ------------------------------------------
Name:  Daniel P. McCollom
Title: Vice President

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


1. PARTIES                          Amgen Inc. ("Amgen"), Guilford
                                    Pharmaceuticals Inc. ("Guilford") and GPI
                                    NIL Holdings, Inc. ("Holdings").

2. EQUITY                           On the Closing Date (as defined below), for
                                    $20 MM Amgen will purchase 640,095 shares of Guilford Common Stock and 700,000
                                    Warrants.

                                    Summary of terms for the Common Stock and Warrant purchase are set forth on Exhibit A attached hereto and incorporated by reference herein.

3. SIGNING FEE                      $15 MM on August 21, 1997.

4. NEUROIMMUNOPHILIN
   COMPOUNDS                        Compounds that [*] and, notwithstanding
                                    the foregoing, those compounds covered by the Guilford Technology Patent Rights set forth on Exhibit B attached hereto and incorporated by reference herein.

5.RESEARCH PROGRAM                  Guilford will conduct a research program as
                                    set forth in a research plan approved by Amgen after discussion and consultation with Guilford (the "Research Program"). The
                                    Research Program will be directed to the discovery and selection of
                                    Neuroimmunophilin Compounds for development by Amgen.

                                    Amgen will fund a maximum of [ * ] Guilford
                                    Researcher FTEs at [ * ] (i.e., maximum
                                    $4.5 MM per year in total) to conduct the Research Program (the "Research Funding"). On a quarterly basis, Guilford will provide to Amgen reports setting forth the number of Guilford Researcher FTEs devoted to the Research Program in the preceding quarter, a description of the activities of such researchers in furtherance of the Research Program and an estimate of the number of Guilford Researcher FTEs Guilford expects to be devoted to the Research Program in the next calendar quarter. Amgen will provide Research Funding quarterly in advance based on Guilford's estimates of the Guilford Researcher FTEs to be devoted to the Research Program. Amgen will receive a credit against future Research Funding (or a refund in the case of the final calendar quarter of Research Funding) equal to the amount, if any, by which the number of Guilford Researcher FTEs funded

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


                                    by Amgen in any quarter exceeds the number of Guilford Researcher FTEs actually devoted to the Research Program in that quarter.

                                    Guilford will use reasonable best efforts to (i) devote [ * ] Guilford Researcher FTEs per year to the conduct of the Research Program and (ii) meet the goals of the Research Program.

                                    The term of the Research Program will be three years. Amgen shall have the option to extend the term of the Research Program by one year on the terms and conditions set forth herein.

                                    The term of the Research Program will begin upon the finalization and approval of the research plan. Following the Effective Date, the parties will use their reasonable best efforts to reach Amgen approval of a research plan as quickly as possible with the goal that the Research Program will commence no later than October 1, 1997.

                                    It is the expectation of the parties that for the first year of the Research Program, [ * ] Guilford Research FTEs will be devoted to chemistry of Licensed Products and [ * ] Guilford Research FTEs will be devoted to pre-clinical development of Licensed Products (i.e., screening metabolism, pharmacokinetics and toxicology; assay development; and in vivo screening).

                                    In order to maximize the effective conduct of the Research Program, Guilford will use reasonable best efforts to maximize the continuity of Guilford personnel conducting the Research Program and provide as devoted Research Program personnel at least [ * ] of the Guilford Researcher FTEs funded by Amgen.

                                    Amgen and Guilford will meet on a quarterly basis to review in reasonable detail (i) all data and information generated in the conduct of the Research Program by Guilford, (ii) all Guilford Technology (as defined below) and Joint Technology (as defined below) developed by Guilford and
                                    (iii) all Amgen Guilford-Derived Technology
                                    (as defined below) and Joint Technology (as defined below) developed by Amgen. On no less than a monthly basis, Amgen and Guilford will meet (whether in person, by

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    video-conference or tele-conference) to
                                    discuss any material data or developments arising out of the Research Program or which constitute Guilford Technology, Joint Technology or Amgen Guilford-Derived Technology.

                                    Guilford will promptly disclose to Amgen all inventions (whether patentable or not) and discoveries arising out of the conduct of the Research Program by Guilford and all inventions (whether patentable or not) included in Guilford Technology and Joint Technology. Amgen will promptly disclose to Guilford all inventions (whether patentable or not) included in Amgen Guilford-Derived Technology and Joint Technology.

                                    All data and information arising out of the Research Program will be the Confidential Information (as defined below) of both Guilford and Amgen.

6. EXCLUSIVITY                      Guilford will work exclusively
                                    with Amgen in the field of research,
                                    development and commercialization of
                                    Neuroimmunophilin Compounds during the term
                                    of this Agreement.
7. COLLABORATION
   TECHNOLOGY                       All technology encompassed by the Guilford
                                    Technology, Amgen Guilford-Derived
                                    Technology and Joint Technology, each as defined below.

                                    Guilford Technology shall mean all
                                    proprietary data, information and
                                    intellectual property (i) developed,
                                    discovered or invented by Guilford
                                    personnel in the conduct of the Research
                                    Program, (ii) owned or controlled by
                                    Guilford and/or Holdings on the Effective
                                    Date and/or during the term of this
                                    Agreement which claim, describe and/or
                                    relate to Neuroimmunophilin Compounds
                                    and/or (iii) owned or controlled by
                                    Guilford and/or Holdings on the Effective
                                    Date and/or during the term of this
                                    Agreement and necessary or useful to make, use or sell Neuroimmunophilin Compounds. Guilford Technology will specifically include the Patent Rights set forth on Exhibit B attached hereto and incorporated herein.

                                    Amgen Guilford-Derived Technology shall
                                    mean all proprietary data, information and intellectual property developed, discovered or invented by Amgen personnel during the term of the Research Program directly resulting

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    from the use of Guilford Technology,
                                    provided, however, in no event will Amgen
                                    Guilford-Derived Technology include any
                                    intellectual property owned or controlled by Amgen prior to or on the Effective Date and, provided further, however, that Amgen Guilford-Derived Technology shall not include any improvements or modifications of such intellectual property owned or controlled by Amgen on or prior to the Effective Date which do not primarily result from the collaboration.

                                    Joint Technology shall mean all proprietary data, information and intellectual property developed, discovered or invented jointly by Guilford personnel and Amgen personnel.

8. LICENSED PRODUCTS                All products described and/or claimed in
                                    and/or incorporating Collaboration
                                    Technology.

9. FIELD OF USE                     All human therapeutic, prophylactic and
                                    diagnostic uses of Licensed Products.

10. LICENSE GRANT                   Guilford and Holdings hereby grant to Amgen
                                    an exclusive worldwide license, with a
                                    right to sublicense, under the
                                    Collaboration Technology to make, have
                                    made, use, sell, offer to sell and import
                                    Licensed Products in the Field of Use.

                                    Amgen hereby grants to Guilford a
                                    non-exclusive worldwide license, with no right to sublicense, under the Collaboration Technology to use Licensed Products in the Field of Use to the extent necessary for Guilford to conduct research hereunder, co-develop a single indication for a Licensed Product and co-promote a single indication for a Licensed Product as set forth in this Agreement. This sublicense specifically excludes, without limitation, all rights and licenses under the Collaboration Technology to make, have made, sell or import Licensed Products.

12. MILESTONES                      Milestones will be payable one-time and
                                    indication by indication regardless of how many Licensed Products are developed in the total amounts set forth below.

                                    TOTAL MILESTONE PAYMENTS
                                    Category One Indication
                                           - First of Parkinson's Disease or

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                                     Alzheimer's Disease                         $56 MM

                                    Category Two Indications
                                            - Second of Parkinson's Disease or
                                                  Alzheimer's Disease
                                            - Traumatic Brain Injury
                                            - Traumatic Spine Injury
                                            - Multiple Sclerosis
                                            - Neuropathy (all causes)
                                            - Stroke                                             $42 MM each

                                    Category Three Indications
                                            - [ * ]
                                            - [ * ]
                                            - [ * ]                                              $[ * ] each

                                    Category Four Indications
                                            - All other indications                              $[ * ] each

                                    TIMING OF MILESTONE PAYMENTS
                                    The events which trigger milestone payments will depend on whether the indication is the first approved indication for a Licensed Product or an additional indication for a previously approved Licensed Product. Multiple indications for an unapproved Licensed Product will each be treated independently until one of the indications is approved at which time the remaining Milestone payments will be allocated as set forth below for the other indications, provided, however, in no event will total Milestone payments for any indication exceed the amounts set forth above for the applicable category.

                                            Start of a Pivotal Trial in the U.S.        15%
                                            NDA Submission to FDA                       30%
                                            NDA Approval by FDA                         55%

                                    Milestones will be payable for additional indications for Licensed Products which are previously FDA approved for another indication if, and only if, (i) the indication represents a Significant Medical Market and the Licensed Product addresses the majority of eligible patients in the Significant Medical Market and (ii) the indication represents a disease category which is distinct from previously approved indications (i.e., additional indication Milestones will not be paid for studies and approvals to

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    treat subpopulations within an approved
                                    indication or new or different treatment regimens for approved indications).

                                    For the purposes of Milestone payments
                                    hereunder, a "Pivotal Trial" shall mean a clinical trial which, if the defined end-points are met, is intended by Amgen as of the start of such trial to be the clinical trial which will constitute sufficient basis for receipt of marketing approval in the United States. In the event that the FDA shall notify Amgen that an NDA filing may be made based solely on the results of a clinical trial which would not otherwise constitute a Pivotal Trial, the Milestone payments set forth herein for Start of a Pivotal Trial in the U.S. will be payable upon receipt of such notice. The foregoing notwithstanding, the decision to seek FDA approval to file an NDA based solely on data from a clinical trial which would not otherwise constitute a Pivotal Trial will be made by Amgen in its business discretion consistent with Amgen's regulatory strategy for Licensed Products.

                                    Category One Indications - If the Category
                                    One indication is the first indication for a Licensed Product, the Category One Milestones will be paid upon the first occurrence of the events set forth below.

                                            Lead Selection                              $1.0 MM
                                            (i.e., commencement by Amgen of
                                            GLP tox studies of at least 1 month
                                            duration)
                                            IND Filing with FDA                         $5.0 MM
                                            Start of a Pivotal Trial in U.S.            $7.5 MM
                                            NDA Submission to FDA                       $15.0 MM
                                            NDA Approval by FDA                         $27.5 MM
                                            -------------------                         --------
                                            Total                                       $56.0 MM

                                    If the Category One Indication is an
                                    additional indication for a Licensed
                                    Product previously approved in the U.S., the Category One Milestones will be paid on the first occurrence of the events as set forth below


                                            Start of a Pivotal Trial in the U.S.        $8.4 MM
                                            NDA Submission to FDA                       $16.8 MM
                                            NDA Approval by FDA                         $30.8 MM
                                            -------------------                         --------
                                                                                Total   $56.0 MM

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Category Two Indications - If a Category
                                    Two indication is the first indication for a Licensed Product, the Category Two Milestones will be paid in the amounts set forth below upon the first occurrence of the events set forth below.

                                            Lead Selection                              $0.75 MM
                                            (i.e., commencement by Amgen of
                                            GLP tox studies of at least 1 month
                                            duration)
                                            IND Filing with FDA                         $3.75 MM
                                            Start of a Pivotal Trial in U.S.            $5.625 MM
                                            NDA Submission to FDA                       $11.25 MM
                                            NDA Approval by FDA                         $20.625 MM
                                            -------------------                         ----------
                                            Total                                       $42.0 MM

                                    If a Category Two Indication is an
                                    additional indication for a Licensed
                                    Product previously approved in the U.S., the Category Two Milestones will be paid on the first occurrence of the events as set forth below.


                                            Start of a Pivotal Trial in the U.S.        $6.3 MM
                                            NDA Submission to FDA                       $12.6 MM
                                            NDA Approval by FDA                         $23.1 MM
                                            -------------------                         --------
                                            Total                                       $42.0 MM

                                    Category Three Indications - If a Category
                                    Three indication is the first indication for a Licensed Product, the Category Three Milestones will be paid in the amounts set forth below upon the first occurrence of the events set forth below.


                                            Lead Selection                              $[ * ]
                                            (i.e., commencement by Amgen of
                                            GLP tox studies of at least 1 month
                                            duration)
                                            IND Filing with FDA                         $[ * ]
                                            Start of a Pivotal Trial in U.S.            $[ * ]
                                            NDA Submission to FDA                       $[ * ]
                                            NDA Approval by FDA                         $[ * ]
                                            -------------------                         ------
                                            Total                                       $[ * ]

                                    If a Category Three Indication is an
                                    additional indication for a Licensed
                                    Product previously

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    approved in the U.S., the Category Three
                                    Milestones will be paid on the first
                                    occurrence of the events as set forth below.

                                            Start of a Pivotal Trial in the U.S.        $[ * ]
                                            NDA Submission to FDA                       $[ * ]
                                            NDA Approval by FDA                         $[ * ]
                                            -------------------                         ------
                                            Total                                       $[ * ]

                                    Category Four - Category Four Milestones will be paid in the amount set forth below upon the first occurrence of the event set forth below for Category Four indications which are the first indication for a Licensed Product and for Category Four indications for previously approved Licensed Products.


                                            NDA Approval by FDA                         $[ * ]

13. ROYALTIES                       Royalties will be payable on a Licensed
                                    Product by Licensed Product basis. For the purposes of royalty payments hereunder, a single Licensed Product will comprise all formulations (e.g., tablets, gel-caps, topical formulations, parenteral formulations, sustained release formulations, etc.) of the same Active
                                    Entity and all indications for which that Active Entity may be used.

                                    "Active Entity" shall mean [*]

                                    [*]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


                                    Royalties will be payable on a Licensed
                                    Product by Licensed Product basis (i) based upon aggregate annual Net Sales of the Licensed Product (combined Net Sales of the Licensed Product in countries in which it is a Patented Product and in countries in which it is an Unpatented Product) in the United States, European Union countries (as such countries may change from time to time) and Japan (the "Major Market
                                    Countries") and (ii) on a country by
                                    country basis outside the Major Market
                                    Countries as set forth below.

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of a Licensed
                                            Product in the Major Market
                                            Countries less than or equal to
                                            $300 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of a Licensed
                                            Product in the Major Market
                                            Countries greater than $300 MM and
                                            less than or equal to $700 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of a Licensed
                                            Product in the Major Market
                                            Countries greater than $700 MM

                                            - [ * ]% of Net Sales of a Licensed
                                            Product in each country outside the
                                            Major Market Countries

                                    In no event will royalties on a Licensed
                                    Product in any country be reduced by more than 50% or reduced below a worldwide weighted average royalty rate equal to [ * ]% of worldwide annual Net Sales by reason of the Unpatented Product, Third Party Royalty, Competition, and COGS royalty reductions and adjustments set forth below.

                                    While royalties for a Licensed Product will be calculated and paid quarterly, any difference between annual royalty

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    based on aggregating quarterly calculations and annual royalty based on actual Net Sales for the year and any required royalty adjustments will be made by an adjustment payment by Amgen at the time the 4th quarter royalty payment is made or an adjustment credit against Amgen's future royalty obligations.

                                    A sample royalty calculation is attached as Exhibit D.

14. UNPATENTED PRODUCT
    REDUCTION                       Royalties payable to Guilford on Unpatented
                                    Products will be payable at [ * ]% of the rates set forth above.

15. THIRD PARTY
    ROYALTY REDUCTION               On a country by country basis, [ * ]% of
                                    royalties paid by Amgen to enable Amgen to make, have made, use, sell, offer to sell or import Licensed Products under Patent
                                    Rights owned or controlled by a third party will be creditable against royalties payable to Guilford hereunder.
                                    Notwithstanding the foregoing, in no event will Amgen be entitled to credit against royalties payable to Guilford third party royalties which exceed in the aggregate [ *
                                    ]% of Net Sales of a Licensed Product in any country by reason of third party royalty payments without Guilford's consent, such consent not to be unreasonably withheld.

16. COMPETITION                     The royalty rates applicable to Net Sales
                                    of a Licensed Product in the Major Market
                                    Countries will be adjusted as set forth
                                    below in the event Competition (as defined below) exists in that country.
                                    "Competition" shall exist with respect to a Licensed Product (a "Competition Impaired
                                    Licensed Product") in a Major Market
                                    Country if one or more Competitive
                                    Compounds (as defined below) shall be
                                    commercially available in such Major Market
                                    Country and shall have in the aggregate [*]% or more share of the total market for [*] in that Major Market Country as measured by sales volume. If Competition exists in a Major Market Country, the royalty rates applicable to Net Sales of a Competition Impaired Licensed Product will be adjusted as set forth below based upon whether one or more than one Competitive
                                    Compound shall be commercially available.

                                    For the purposes of this provision,
                                    "Competitive Compounds" shall mean and
                                    include Neuroimmunophilin

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    Compounds (other than Licensed Products
                                    developed by Amgen pursuant to this Binding
                                    Term Sheet) and other compounds which [*]

                                    In the event Competition exists and one
                                    Competitive Compound is commercially
                                    available in a Major Market Country, the royalty rate on the Competition Impaired Licensed Product in that Major Market Country will be as set forth below.

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries less than or equal to
                                            $300 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries greater than $300 MM and
                                            less than or equal to $700 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries greater than $700 MM

                                    In the event Competition exists and more than one Competitive Compound is commercially available in a Major Market Country, the royalty rate on the Competition Impaired Licensed Product in that Major Market Country will be as set forth below.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries less than or equal to
                                            $300 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries greater than $300 MM and
                                            less than or equal to $700 MM

                                            - [ * ]% of that portion of annual
                                            combined Net Sales of the
                                            Competition Impaired Licensed
                                            Product in the Major Market
                                            Countries greater than $700 MM

                                    [*]

                                    There will be no adjustment of the royalty schedule for Competition outside the Major Market Countries.

                                    The royalty rate adjustments set forth
                                    above for competitive markets are intended to allow Amgen to profitably commercialize Licensed Products given the royalties payable to Guilford and the pressures of the competitive environment. In the event the competitive environment for a Licensed Product in certain markets is such that commercialization of the Licensed Product becomes uneconomic to Amgen at the royalty rates set forth above,

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    Amgen and Guilford will in good faith
                                    discuss an adjustment of the royalty
                                    payable to Guilford on Licensed Products.



17. ADJUSTMENT
    FOR COGS In the event that at any time after the 24 month period following the first commercial sale of a Licensed Product in any of the Major Market Countries, COGS shall (i) be less than [ * ] of Net Sales, the applicable royalty on Net Sales will be increased by [ * ] for each [ * ] point by which COGS is less than [ * ] or (ii) exceed [ * ] of Net Sales, the applicable royalty rate will be reduced by [ * ] for each [ * ] point by which COGS is greater than [ * ] of Net Sales.

18. [ * ] ROYALTY                   Anything herein to the contrary
                                    notwithstanding, if the [ * ] License
                                    Agreements shall be terminated and Amgen shall enter into license agreement with [ * ] regarding any Collaboration
                                    Technology (as contemplated by the Consent and Agreement attached hereto as Exhibit
                                    E), Amgen shall deduct the full amount of any royalties and other payments actually made by Amgen, its affiliates or sublicensees to [ * ] from royalties and milestones payable to Guilford hereunder, provided, however, Guilford shall have approved the amounts of any payments under such license agreement, such approval not to be unreasonably withheld.

19. TERM OF ROYALTY                 Royalties will be payable on a country by
                                    country basis on a Patented Product until the last to expire of the patents covering such Patented Product and on an Unpatented
                                    Product for [ * ] years from first
                                    commercial sale of the Unpatented Product.

20. DEVELOPMENT                     It is the hope and goal of Amgen and
                                    Guilford that within the first [ * ] years of this collaboration, Guilford will identify at least [ * ] Neuroimmunophilin
                                    Compounds which are IND candidates and
                                    Amgen will file at least [ * ] INDs and
                                    initiate at least [ * ] Phase II and [ * ]
                                    Phase III clinical trials for Licensed
                                    Products. It is also the hope and goal of Amgen to develop and commercialize Licensed
                                    Products worldwide. The parties recognize and agree that each of these events depend on the scientific rationale for therapeutic activity of Licensed Products, the pre-clinical

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    safety profiles demonstrated by Licensed
                                    Products, the clinical benefits
                                    demonstrated in clinical trials of Licensed
                                    Products and the commercial opportunity
                                    presented by Licensed Products. There can be no guarantee or commitment by either party to meet these goals and, provided a party's obligation to use Commercially Reasonable Efforts has been met, it will not be a Default by a party if these goals are not met.

                                    Notwithstanding anything to the contrary set forth herein, Amgen will conduct, fund and make all decisions regarding the pre-clinical and clinical development of Licensed Products including which IND candidates to take into clinical development, which indications to pursue and what regulatory strategies to adopt.

                                    Promptly upon approval by Amgen, Amgen will provide to Guilford copies of the Amgen annual development plans for Licensed Products. Amgen and Guilford will meet on a quarterly basis to review the progress and status of development of Licensed Products. On no less than a monthly basis, Amgen and Guilford will meet (whether in person, by video-conference or tele-conference) to discuss any material data or developments arising out of Licensed Product development.

                                    Data and information arising out of Amgen's pre-clinical and clinical development of Licensed Products will be Confidential Information belonging to Amgen. Notwithstanding the foregoing, to the extent Amgen shall have transferred any pre-clinical and/or clinical data to Guilford in connection with a termination of this Agreement by Amgen as specifically provided in the "Termination of Licensed Product Development and Commercialization" or by Guilford due to Default by Amgen, in each case as set forth in Section 26, Termination below, (i) all raw in vivo, in vitro and clinical data included in the transferred data will be Guilford owned Confidential Information, (ii) all forms, methodologies and information used in the preparation of such data which are proprietary to Amgen will be Amgen Confidential Information (provided Amgen will grant to Guilford the right to use such information but only to the extent necessary to allow Guilford to use the transferred data) and (iii) and all other

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    data and information will be Amgen and
                                    Guilford jointly owned Confidential
                                    Information hereunder.

                                    Amgen will use Commercially Reasonable
                                    Efforts to develop Licensed Products.

21. GUILFORD OPTION TO
    CO-DEVELOP                      Guilford shall have the option to conduct
                                    Phase I and Phase II clinical studies (but not Phase III clinical studies) for a single Licensed Product in a single indication selected by Amgen and accepted by Guilford (the "Co-Development
                                    Indication").

                                    In accordance with a CRO type agreement
                                    between Amgen and Guilford, Guilford will have the option to prepare and submit to Amgen for approval draft protocols, monitoring plans, investigators' brochures, data analysis plans and lists of proposed sites and clinical investigators for the Phase I and Phase II clinical studies in the Co-Development Indication. Subject to Amgen's approval, Guilford will conduct and monitor the studies in accordance with these protocols and plans.

                                    Amgen will be the regulatory Sponsor of the Co-Development Indication clinical trials conducted by Guilford and will hold the IND and be responsible for all FDA contact.

                                    Within 6 months after Amgen's decision to file the 3rd IND for Licensed Products, Amgen, after consultation with Guilford at which time Guilford may propose to Amgen a Co-Development Indication, will select a Co-Development Indication. It is understood that Amgen may file more than one IND on the same Licensed Product and that the 3 INDs referred to above may be for indications for the same or different Licensed Products. Notwithstanding the foregoing, Amgen will have no obligation to select a Co-Development Indication in the event that in Amgen's commercially reasonable judgment, pre-clinical studies do not suggest sufficient potential therapeutic application and commercial opportunity to warrant clinical development of more than 3 different indications.

                                    Clinical studies in the Co-Development
                                    Indication will be governed by Amgen's
                                    overall development plan for

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    Licensed Products including regulatory
                                    strategies and timetables and will be
                                    consistent with Amgen standard development procedures and practices.

                                    Amgen and Guilford will meet on a quarterly basis to review the progress and status of Guilford's development of the
                                    Co-Development Indication. On no less than a monthly basis, Guilford and Amgen will meet (whether in person, by video-conference or tele-conference) to discuss any material data or developments arising out of the Co-Development Indication development.

                                    Amgen will fund the outside costs
                                    associated with the conduct of the
                                    Co-Development Indication Phase I and Phase
                                    II studies (per patient costs and site
                                    costs) as set forth in a budget proposed by Guilford and approved by Amgen. Amgen will reimburse Guilford for Guilford's actual costs incurred for the conduct of the Co-Development Indication Phase I and II clinical studies by Guilford development personnel, provided, however, that Amgen shall not be obligated to reimburse Guilford for any costs in excess of what a CRO would charge to conduct an equivalent study.

22. MANUFACTURING                   Amgen shall be responsible for the
                                    manufacturing of Licensed Products,
                                    directly and/or through contracted third parties.

23. COMMERCIALIZATION               Amgen will make all decisions regarding the
                                    commercialization and sales and marketing of Licensed Products.

                                    Amgen will use Commercially Reasonable
                                    Efforts to market and sell Licensed
                                    Products.

24. GUILFORD OPTION
    TO CO-PROMOTE                   Guilford shall have the option to
                                    co-promote in the U.S. a single Licensed
                                    Product in a mutually agreed indication
                                    other than Parkinson's Disease or
                                    Alzheimer's Disease.

                                    Co-promotion by Guilford will be limited to Guilford field sales force representatives double calling with Amgen's field sales force representatives on physician's offices. Guilford sales representatives will not call on national accounts.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    Co-promotion by Guilford will be in
                                    accordance with Amgen's sales and marketing plan using Amgen's field sales materials.

                                    Guilford will be entitled to have at least
                                    [ * ] field sales force representatives but in no event will the Guilford sales force exceed the lesser of [ * ] field sales representatives or [ * ]% of the allocated Amgen sales force effort for the co-promoted indication for the Licensed Product.

                                    Amgen will reimburse Guilford for
                                    co-promotion by Guilford sales
                                    representatives at the fully-loaded cost to Amgen (salary, benefits, travel and District Managers) of an equivalent number of Amgen sales representatives for the co-promoted indication for the Licensed Product.

25.  INTELLECTUAL
     PROPERTY Patent Prosecution. Amgen, at its expense, shall be responsible for worldwide preparation, filing, prosecution, maintenance and defense of patent applications and patents claiming generically or specifically inventions included in Guilford Technology ("Guilford Inventions"), Joint Technology ("Joint Inventions") and Amgen Guilford-Derived Technology ("Amgen Inventions"). In the event Amgen elects not to prepare, file, prosecute, maintain or defend any Guilford Inventions or Joint Inventions, Amgen shall give Guilford sufficient notice to afford Guilford the opportunity to do so at Guilford's cost, in which event, Guilford will own any patents issuing thereon.

                                    Enforcement of Patent Rights. Amgen shall have the right but not the obligation, in its own name, to enforce Patent Rights included within the Collaboration Technology against any third party suspected of infringing a claim of a Patent Right included in Collaboration Technology. Amgen shall have exclusive control over the conduct of any such proceedings, including the right to settle or compromise such proceedings consistent with Amgen's licenses under Collaboration Technology. The expense of any proceeding Amgen initiates, including lawyers' fees and costs, shall be borne by Amgen. Guilford agrees to cooperate fully with Amgen in such action upon request by Amgen. Any award or recovery paid to Amgen by a third party as a result of such patent infringement proceedings (whether by way of

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    settlement or otherwise) shall first be
                                    applied toward reimbursement of legal fees, costs and expenses incurred. From the remainder, if any, Amgen shall pay to Guilford an amount equal to the applicable royalty rate as applied to the remainder as though such remainder were Net Sales of Licensed Products in the year in which the award or recovery is received.

                                    Infringement Defense. Amgen shall have the right, but not the obligation, to defend and control any suit against any of Amgen, Amgen's affiliates or sublicensees, Guilford and/or Guilford's affiliates alleging infringement of any patent or other intellectual property right of a third party arising out of the manufacture, use, sale, offer to sell or importation of a Licensed Product by Amgen or its sublicensees. In the event such suit or action is brought by [ * ] Amgen and Guilford will each bear 50% of all costs and expenses, including lawyers' fees and costs, associated with such suit. Amgen will provide Guilford with quarterly reports setting forth Guilford's portion of such fees and costs and Guilford will make payment of such amounts to Amgen within 30 days following receipt of Amgen's report. In the event such suit is brought by or on behalf of any other third party, Amgen shall be responsible for the costs and expenses, including lawyer's fees and costs, associated with any suit or action. In either case, promptly following the filing of any such suit or action, Amgen and Guilford will agree on the appropriate amount of cash reserve for Guilford to maintain against possible settlement or damages payments arising out of such suit or action. In no event will the Guilford cash reserve, at any time, be less than 50% of the amount of any settlement proposed by Amgen. In the event the patent claim of any third party is held in a final and unappealable order of a court to be valid and infringed, or if Amgen enters into a settlement of such proceedings, Amgen shall pay the full amount of any damages and/or settlement amounts due to such third party and Guilford shall promptly reimburse Amgen for 50% of such amounts.

                                    Cooperation Between the Parties. Amgen and
                                    Guilford agree to cooperate with each other in the preparation, filing, prosecuting, maintenance, defense and enforcement of Patent Rights included in Collaboration Technology. In any action taken in the prosecution of, or in the defense of an action by

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    a third party related to patent invalidity or non-patentability of any patent application or patent claiming Collaboration Technology, neither party shall admit the invalidity or non-patentability of any Patent Right or take any other action that may diminish Patent Rights within Collaboration Technology without the other party's prior written consent. Amgen agrees to provide Guilford with sufficient time to review, comment and consult on all patent applications and patents and all correspondence to and from the various patent offices, including, but not limited to, proposed responses, interferences and oppositions, claiming Guilford Inventions or Joint Inventions. Amgen and Guilford agree to cooperate with each other and to use best efforts to ensure the cooperation of any of their respective personnel and licensee(s) or licensor(s) as might reasonably be requested in any such matters, and shall sign any necessary legal papers and provide the prosecuting party with data or other information in support thereof. Amgen and Guilford will confer on what action to take with respect to the defense of infringement proceedings naming both Amgen and Guilford or in proceedings to enforce patents claiming Collaboration Technology against a third party. If the parties can not agree on the course of action to be taken in the filing, prosecution, maintenance, enforcement of any patent application or patent within Collaboration Technology or in the defense of any third party infringement action, Amgen's decisions shall control.

26. TERMINATION                     Term. This Agreement will continue in full
                                    force and effect until the last to expire of the Patents Rights included in Collaboration Technology.

                                    Research Program. In the event that at the end of the second year of the Research Program, no Neuroimmunophilin Compound has been identified which, in Amgen's sole opinion, is an IND candidate or likely to lead to an IND candidate, Amgen shall have the option to terminate the Research Program upon written notice to Guilford. Upon such termination, Amgen will have no further funding obligations for the Research Program.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Termination of Licensed Product Development and Commercialization. Subject to satisfaction of Amgen's minimum Research Funding commitment (2 years Research Funding), in the event that Amgen shall elect at any time to discontinue all activities relating to the development and commercialization of Licensed Products or shall elect to discontinue use of Commercially Reasonable Efforts in the development and commercialization of Licensed Products, Amgen shall provide written notice to Guilford setting forth Amgen's election and upon Guilford receipt of such notice this Agreement will terminate. In the event this Agreement shall be terminated pursuant to this paragraph:

                                    (i) Amgen shall be deemed to have used
                                    Commercially Reasonable Efforts to develop
                                    Licensed Products throughout the term of this Agreement;

                                    (ii) Amgen will transfer to Guilford all material pre-clinical and clinical data on Licensed Products reasonably available to Amgen on the date of termination; and

                                    (iii) Amgen will grant to Guilford a
                                    non-exclusive, royalty-free, worldwide
                                    license to the Amgen Guilford-Derived
                                    Technology which relates primarily and
                                    specifically to Neuroimmunophilin Compounds to make, have made, use, sell and import Neuroimmunophilin Compounds in the Field of Use.

                                    Licenses. Amgen shall have the right to
                                    terminate any of the licenses to the
                                    Collaboration Technology, in whole or in part, upon 60 days prior written notice to Guilford.

                                    Default.

                                            - Amgen. Upon the Default by Amgen
                                            under this Agreement, Guilford
                                            shall notify Amgen of such Default
                                            and require that Amgen cure such
                                            Default within 60 days. In the
                                            event Amgen shall not have cured
                                            the Default at the end of the 60
                                            day grace period:

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                            (i) Guilford may terminate this
                                            Agreement and all licenses to the
                                            Collaboration Technology granted by
                                            Guilford to Amgen herein will
                                            revert to Guilford;

                                            (ii)  Amgen will satisfy its minimum
                                            Research Funding commitment
                                            hereunder (2 years);

                                            (iii) Amgen will transfer to
                                            Guilford all material pre-clinical
                                            and clinical data on Licensed
                                            Products reasonably available to
                                            Amgen on the date of termination;
                                            and

                                            (iii) Amgen will grant to
                                            Guilford a non-exclusive, royalty-
                                            free, worldwide license to the Amgen
                                            Guilford-Derived Technology which
                                            relates primarily and specifically
                                            to Neuroimmunophilin Compounds to
                                            make, have made, use, sell and
                                            import Neuroimmunophilin Compounds
                                            in the Field of Use.

                                            - Guilford. Upon the Default by
                                            Guilford under this Agreement,
                                            Amgen shall notify Guilford of such
                                            Default and require that Guilford
                                            cure such Default within 60 days.
                                            In the event Guilford shall not
                                            have cured the Default at the end
                                            of the 60 day grace period Amgen
                                            may;

                                            (i) terminate the Research Program;

                                            (ii) terminate the sublicense to
                                            the Collaboration Technology granted
                                            by Amgen to Guilford hereunder;

                                            (iii) terminate Guilford's option
                                            to co-develop a single indication of
                                            a Licensed Product;

                                            (iv) terminate Guilford's option to
                                            co-promote a single indication of a
                                            Licensed Product; and

                                            (iv) deduct from royalties payable
                                            to Guilford any costs, liabilities,
                                            damages, claims or expenses
                                            incurred by Amgen which result
                                            directly from Guilford's Default
                                            including any third party
                                            liabilities.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Bankruptcy. In the event Guilford shall declare or be declared bankrupt, Amgen:

                                    (i) may terminate the Research Program; and

                                    (ii) may terminate Guilford's option to
                                    co-develop a single indication for a
                                    Licensed Product;

                                    (iii) may terminate Guilford's option to co-promote a single indication of a Licensed Product; and

                                    (iv) shall retain all licenses to
                                    Collaboration Technology granted by
                                    Guilford to Amgen herein, subject to the payment to Guilford of the milestones and royalties set forth above.

                                    Acquisition. Upon the Acquisition of
                                    Guilford by a third party, Amgen;

                                    (i) may terminate the Research Program; and

                                    (ii) may terminate Guilford's option to
                                    co-develop a single indication for a
                                    Licensed Product;

                                    (iii) may terminate Guilford's option to co-promote a single indication of a Licensed Product; and

                                    (ii) shall retain all licenses to
                                    Collaboration Technology granted by
                                    Guilford to Amgen herein, subject to the payment to Guilford of the milestones and royalties set forth above.

                                    Damages. Neither party will be liable for consequential damages incurred by the other party arising out of any default under this Agreement.

27. INDEMNIFICATION                 Amgen will indemnify Guilford and hold
                                    Guilford harmless from all liability, loss, damage and cost arising out of (i) any claims of any nature (other than claims by third parties relating to patent infringement) arising out of the research, development, marketing and/or sale of
                                    Licensed Products by, on behalf of or under authority of, Amgen and/or (ii) any representation or warranty set forth herein being untrue in any material respect when made.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Guilford will indemnify Amgen and hold
                                    Amgen harmless from all liability, loss, damage and cost arising out of (i) any claims of any nature (other than claims by third parties relating to patent infringement) arising out of the research, development or promotion of Licensed Products by, on behalf of or under authority of, Guilford and/or (ii) any representation or warranty of Guilford set forth herein having been untrue in any material respect when made.

                                    Each party will notify the other in the
                                    event it becomes aware of a claim for which indemnification may be sought hereunder.

28. REPRESENTATIONS,
    WARRANTIES AND
    COVENANTS                       Guilford represents and warrants:
                                    - [ * ] the terms of this Binding Term
                                    Sheet do not conflict with the terms of any other Guilford contractual obligations,
                                    - except as set forth on Schedule One
                                    hereto, it is aware of no action, suit,
                                    inquiry or investigation which questions or threatens the validity of any Patent Rights included in the Guilford Technology,
                                    - the [ * ] License Agreements are in full force and effect,
                                    - the Patent Rights set forth on Exhibit B hereto include all Patent Rights owned or controlled by Guilford, Holdings or any affiliate of Guilford and/or Holdings which claim or describe Neuroimmunophilin
                                    Compounds, and
                                    - it has full corporate power and authority to enter into this Binding Term Sheet and carry out the agreements set forth herein.

                                    Guilford covenants:
                                    - to use best efforts to deliver to Amgen as soon as possible after the Effective Date, a Consent and Agreement substantially in the form attached hereto as Exhibit E signed by Guilford and [ * ].


                                    Amgen represents and warrants:
                                    - the terms of this Binding Term Sheet do not conflict with the terms of any other Amgen contractual obligations,
                                    - it has full corporate power and authority to enter into this Binding Term Sheet and carry out the agreements set forth herein,

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    - except for the evaluation of the Guilford
                                    Technology for purposes of determining
                                    whether or not to enter into a business
                                    relationship with Guilford, as of the
                                    Effective Date Amgen is not engaged in a research program directed to the discovery of Neuroimmunophilin Compounds.

29. CONFIDENTIALITY                 Except to the extent expressly authorized
                                    by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement and for five (5) years thereafter, Guilford and/or Amgen, as the case may be (the "Receiving Party"), shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any proprietary data, information and/or materials furnished to it by the other party (the "Disclosing
                                    Party") (together with all other data and information deemed Confidential Information of either party herein, "Confidential
                                    Information"), except, to the extent that it can be established:

                                    (a)     by the Receiving Party that
                                            Confidential Information was
                                            already known to the Receiving
                                            Party, other than under an
                                            obligation of confidentiality, at
                                            the time of disclosure by the
                                            Disclosing Party and such Receiving
                                            Party has documentary evidence to
                                            that effect;

                                    (b)     by the Receiving Party that
                                            Confidential Information was
                                            generally available to the public or
                                            otherwise part of the public domain
                                            at the time of its disclosure to the
                                            Receiving Party;

                                    (c)     by a party that Confidential
                                            Information became generally
                                            available to the public or
                                            otherwise part of the public domain
                                            after its disclosure or
                                            development, as the case may be,
                                            and other than through any act or
                                            omission of a party in breach of
                                            this confidentiality obligation; or

                                    (d)     by a party that Confidential
                                            Information was disclosed to that
                                            party, other than under an
                                            obligation of confidentiality, by a
                                            third party who had no obligation
                                            to the Disclosing Party not to
                                            disclose such information to
                                            others.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Each party may disclose Confidential
                                    Information belonging to the other party to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation and complying with applicable governmental regulations. Amgen shall further have the right to disclose Confidential Information owned by Guilford or jointly by Amgen and Guilford in developing Licensed Products including conducting pre-clinical and clinical trials and commercializing and promoting Licensed Products. Guilford, with Amgen's prior approval, shall have the right to disclose Confidential Information owned by Amgen or jointly by Amgen and Guilford in connection with Guilford's clinical development of the Co-Development Indication and in Guilford's promotion of a single indication for a Licensed Product in accordance with the terms and conditions set forth in this Agreement.

                                    Data and information arising out of the
                                    Research Program and Guilford's development of the Co-Development Indication will be Amgen and Guilford joint Confidential Information. Data and information arising out of the research, pre-clinical and clinical development and commercialization of Licensed Products by Amgen will be Amgen Confidential Information.

                                    The parties understand that the financial terms of this Agreement will be of material importance to Guilford and of intense interest to Guilford's shareholders and the investment community and that this Agreement will be filed with the SEC in connection with Guilford's SEC filings. The parties will consult with one another on the terms of this Agreement to be redacted in SEC filings. Guilford agrees to seek confidential treatment in its SEC filings for the royalty rates set forth in Sections 13-17 and Amgen agrees that the signing fee, equity investment, Research Funding, total Milestone payments, CNS indications and schedule of Category One and Category Two Milestone payments will be disclosed.

30. PUBLICATION                     Neither party will publish the structure of
                                    any Licensed Product prior to publication of the structure in a patent application.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                    Guilford will submit to Amgen for review and approval all proposed academic, scientific and medical publications relating to Licensed Products and/or Collaboration Technology no less than 30 days prior to submission for publication. Amgen will use best efforts to provide to Guilford copies of all Amgen academic, scientific and medical publications relating to Licensed Products and/or Collaboration Technology prior to publication.

31. PUBLIC
    ANNOUNCEMENTS                   The parties agree on the importance of
                                    coordinating their public announcements
                                    respecting this Agreement and the subject matter thereof (other than academic, scientific or medical publications which are subject to the publication provision set forth above). Guilford and Amgen will, from time to time, and at the request of the other party discuss and agree on the general information content relating to this Agreement, Collaboration Technology and Licensed Products which may be publicly disclosed.

                                    Guilford will not make any public
                                    announcement (whether required by law or otherwise) regarding this Agreement, Collaboration Technology or Licensed Products (other than academic, scientific or medical publications which are subject to the publication provisions set forth above) without giving Amgen the opportunity to review and comment prior to release unless Guilford shall deliver to Amgen a written opinion of outside counsel reasonably acceptable to Amgen that the specific disclosure is required by law and that time did not permit Amgen's review and Guilford indemnifies Amgen against any costs, expenses, damages or liabilities arising out of any material omission or false or misleading statements therein.

                                    In no event will either party use the name of the other in any press release or public announcement without the prior approval of the named party.

                                    Promptly after the execution and delivery of this Binding Term Sheet, the parties will issue a press release in the form attached hereto and incorporated herein as Exhibit C.

32. HART-SCOTT-RODINO               Guilford and Amgen shall promptly take all
                                    actions necessary (i) to make the filing required under the HSR Act, and (ii) to comply at the earliest practicable date with

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    any request for information received from the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("DoJ") pursuant to the HSR Act.

                                    The parties will consult with one another prior to making any filings, responses to inquiries or other contacts with the FTC or DoJ concerning the transactions contemplated hereby.

                                    Guilford will co-operate with Amgen in any action resisting any effort by the FTC, DoJ or the State Attorney General or any court, arbitrator or governmental body seeking to prohibit, restrain or enjoin the transactions contemplated by this Binding Term Sheet and will co-operate with Amgen in pursuing any appeal of any such order or decision prohibiting, restraining or enjoining said transactions.
                                    Notwithstanding the foregoing, Amgen shall have no obligation to resist any action by the FTC, DoJ, State Attorney General or any other person or any order of any court, arbitrator or governmental body seeking to prohibit, restrain or enjoin the transactions contemplated hereby if, in Amgen's sole business judgment, it would not be in Amgen's best interest to do so.

33. TERMINATION OF THIS
    BINDING TERM SHEET              This Binding Term Sheet (i) will terminate
                                    automatically in the event a final
                                    unappealable order of any court, arbitrator or government body shall have been issued prohibiting, restraining or enjoining the transactions contemplated by this Binding
                                    Term Sheet and all appeals or rights of
                                    appeal have been exhausted and (ii) may be terminated by Amgen at any time if Amgen shall have been informed that officials of the FTC, DoJ or State Attorney General or order of any court, arbitrator or governmental have decided to seek to prohibit, enjoin or restrain the transactions contemplated hereby and Amgen shall elect not to challenge or resist such decision, finding or order.

                                    Amgen shall be responsible for all HSR
                                    filing fees.

                                    In the event this Binding Term Sheet shall be terminated as set forth above, Guilford shall refund the Signing Fee to Amgen within 10 days of such termination.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




34. CLOSING DATE                    The transactions contemplated by this
                                    Binding Term Sheet which require HSR
                                    approval will become effective on the date which is 3 business days following either the expiration or termination of the waiting period under the HSR Act (including any extensions thereof) or the final decision of any court, arbitrator or governmental body approving the transactions contemplated hereby (the
                                    "Closing Date").

35. DOCUMENTATION                   As soon as practicable after the Effective
                                    Date, Amgen and Guilford will use good
                                    faith best efforts to negotiate and execute definitive agreements relating to the transactions set forth herein by [ * ].
                                    Although the parties intend to diligently negotiate and promptly enter into definitive agreements, the parties acknowledge and agree that this Binding
                                    Term Sheet contains all of the essential terms of the transactions contemplated hereby and, in the event the parties do not enter into definitive agreements, this
                                    Binding Term Sheet is a binding agreement and shall form constitute the terms and conditions governing the transactions contemplated hereby.

                                    If despite the parties' good faith best
                                    efforts they are unable to negotiate and execute definitive agreements related to the transactions set forth in this Binding Term Sheet, reference to this "Agreement" contained herein shall be deemed to be reference to this Binding Term Sheet.

36.COST AND EXPENSES                Each party will bear its own legal costs
                                    and expenses arising out of the
                                    negotiation, execution and delivery of this Binding Term Sheet and the agreements contemplated hereby.

37.DISPUTE RESOLUTION               Guilford and Amgen will deal with each
                                    other in good faith and will attempt to
                                    resolve any disputes between them in good faith.

                                    In the event the parties shall be unable to resolve any dispute, the dispute shall be submitted to the CEO's of Amgen and Guilford for review and resolution no later than 30 days following the request by either party.

                                    In the event the CEO's of Amgen and
                                    Guilford shall be unable to resolve any
                                    dispute between the parties within 60 days of submission of the dispute to CEO's as set forth

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    above, the dispute shall be resolved by
                                    binding arbitration in accordance with the Commercial Rules of arbitration and procedures established by the American Arbitration Association. The arbitration will be held in Denver, Colorado and the substantive law governing the merits of the dispute shall be those of the State of Delaware.

38. MISCELLANEOUS                   All amounts payable and calculations
                                    hereunder shall be in U.S. dollars, and
                                    except for amounts payable for Common Stock and Warrants of Guilford which shall be paid to Guilford, all payments hereunder shall be made to Holdings, a wholly-owned subsidiary of Guilford. As applicable, Net
                                    Sales and COGS shall be translated into
                                    U.S. dollars at the rate of exchange at
                                    which U.S. dollars are listed in
                                    International Financial Statistics
                                    (publisher, International Monetary Fund) or if it is not available, The Wall Street
                                    Journal for the currency of the country in which the sale is made at the average of the calendar quarter in which such sales were made. Estimated royalty payments will be paid quarterly within 60 days of the end of each calendar quarter along with a report containing setting forth Net Sales on a country by country basis and the basis for any royalty adjustments.

                                    Amgen, its affiliates and sublicensees
                                    shall maintain books and records as
                                    necessary to allow the accurate calculation of royalties due hereunder and COGS. Once per year Guilford shall have the right to engage an independent accounting firm acceptable to Amgen, at Guilford's expense, which shall have the right to examine in confidence during normal business hours the relevant Amgen records in order to determine and/or verify the amount of royalty payments due hereunder. The Guilford independent auditor will prepare a report confirming or challenging the royalties paid by Amgen for any of the preceding three (3) annual periods (except any period which has previously been subject to audit thereunder). In the event there was an under-payment by Amgen hereunder, Amgen shall promptly make payment to Guilford of any short-fall. In the event there was an over-payment by Amgen hereunder, Amgen shall credit the excess amount against future payments. In the event any payment by Amgen shall prove to have been incorrect by more than 7% to Guilford's detriment, Amgen will pay the fees and costs of the Guilford independent auditor.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                  DEFINITIONS

ACQUISITION shall mean the acquisition, directly or indirectly, by any third party of 50% or more of the shares of common stock entitled to vote for the election of directors.

ALZHEIMER'S DISEASE shall mean [*]

[ * ]

COMMERCIALLY REASONABLE EFFORTS shall mean efforts and resources [*]

COGS shall mean and include [*]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



DEFAULT shall mean with respect to a party that (i) any representation or warranty of such party shall have been untrue in any material respect when made or (ii) such party shall have failed to perform any material obligation set forth herein within 60 days following written notice of such failure and demand for performance from the other party.

[ * ]

[ * ] LICENSE AGREEMENTS shall mean the License Agreement between [ * ] and Guilford dated [ * ], and the [ * ] License Agreement between [ * ] and Guilford [ * ].

MULTIPLE SCLEROSIS shall mean [*]

NET SALES shall mean [*]

NEUROPATHY shall mean [*]


[ * ]

PARKINSON'S DISEASE shall mean [*]

PATENTED PRODUCT shall mean a Licensed Product the sale of which would infringe one or more claims of a valid, issued patent included in the Collaboration Technology in the

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



country of sale.

PATENT RIGHT shall mean patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, including without limitation Supplementary Protection Certificates or the equivalent thereof, renewals, continuations, continuations-in-part, divisions, patents-of-addition, and/or reissues of any patent.

SIGNIFICANT MEDICAL MARKET shall mean with respect to a Licensed Product that the product is expected to have greater than $100 MM (adjusted annually for the Consumer Price Index from the Effective Date to the year of FDA approval) in market potential in the United States.

STROKE shall mean either partial or total motor, sensory, or cognitive deficit directly attributable to acute cerebral ischemia. Clinical trials for Stroke will include patients with thrombo-occlusive or thrombo-embolic cerebrovascular disease and would be designed to measure the effect of acute administration of a drug on eventual functional outcome as measured by an accepted clinical stroke scale.

TRAUMATIC BRAIN INJURY shall mean patients with closed head injuries of a traumatic etiology including patients in coma or with significant neurologic deficit (s). Clinical trials for Traumatic Brain Injury will be designed to measure the effect of acute drug administration on acute and/or chronic outcome.

TRAUMATIC SPINAL CORD INJURY shall mean patients with traumatic (not ischemic or other etiologies) spinal cord injury including patients with partial to total spinal cord lesions with the primary clinical deficit of motor weakness. Clinical trials for Traumatic Spinal Cord Injury will be designed to measure the effect of acute administration on acute and/or chronic outcome.

UNPATENTED PRODUCT shall mean a Licensed Product the sale of which would not infringe one or more claims of a valid, issued patent included in the Collaboration Technology in country of sale.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                   EXHIBIT A
                                SUMMARY OF TERMS
            PURCHASE BY AMGEN OF GUILFORD COMMON STOCK AND WARRANTS


COMMON STOCK                        Shares of Guilford's Common Stock, $.01 par
                                    value (the "Common Stock").

WARRANTS                            Warrants to purchase 700,000 shares of
                                    Common Stock (the "Warrants").

REPRESENTATIONS AND
WARRANTIES                          Representations and warranties customary
                                    for the transactions contemplated herein shall apply.

INDEMNIFICATION                     The parties shall, with respect to the
                                    representations, warranties, covenants and agreements made herein or in certificates or other instruments delivered in connection therewith, indemnify, defend and hold the non-breaching party harmless against all liability, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the breaching party.

WARRANTS EXERCISABILITY             At any time and from time to time in
                                    minimum increments of 100,000 shares.

WARRANTS TERM                       Five years from the Closing Date.

WARRANTS EXERCISE PRICE             150% of the price paid by Amgen for the
                                    Common Stock.

ANTI-DILUTION PROVISIONS            Customary dilution protection, including
                                    (i) stock splits, stock dividends and other similar transactions affecting the Common
                                    Stock; (ii) dividends or distributions of property and assets to the holders of Common Stock; and (iii) certain mergers and other extraordinary transactions.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



REGISTRABLE SECURITIES              Common Stock acquired by Amgen in
                                    connection with this Binding Term Sheet, including shares acquired upon exercise of Warrants, until such time as such stock has been sold pursuant to an effective registration statement or can be sold in a transaction pursuant to Rule 144.

DEMAND REGISTRATION RIGHTS          Amgen will be entitled to three demand
                                    registrations during the five-year period following the Closing Date. Guilford shall not, however, be obligated to file a registration statement (i) within a period of six months after the effective date of any other registration statement demanded by Amgen hereunder, (ii) if Guilford elects to defer such registration, for up to 90 days if the Board of Directors of Guilford in good faith determines that such registration would interfere with any proposed offering of shares, pending financing, acquisition, corporate reorganization or other significant transaction involving Guilford; provided that Guilford shall only be able to defer registration once per any twelve month period, (iii) for a period beginning on the effective date of any registration statement and ending 90 days thereafter, or
                                    (iv) the estimated aggregate proceeds of such offering (less underwriting discounts and commissions) will be less than $15 MM.
                                    Amgen will have the right to select the
                                    lead managing underwriter for any
                                    underwritten public offering in connection with Amgen's Demand Registration, with the consent of Guilford, which consent shall not be unreasonably withheld.

PIGGYBACK REGISTRATION
RIGHTS Amgen will have unlimited piggyback registration rights with respect to Registrable Securities.

PRIORITY ON REGISTRATION            Subject to the existing registration rights
                                    of other holders set forth in any of the

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    agreements listed on Schedule Two attached hereto, Amgen will have priority in any demand registration initiated by it; provided, however, that if any of Amgen's Registrable Securities are excluded from a Demand Registration due to such existing rights of other holders, such registration shall not count as a demand registration. Subject to the existing rights of other holders set forth on Schedule Two attached hereto, in any piggyback registration involving a firm underwriting, Amgen will be subject to customary underwriter "cut-backs," pro rata based on the number of shares registered by all stockholders participating in the underwritten offering; provided, however, that the underwriter may not limit the Registrable Securities to be registered by Amgen to less than 25% of the securities included therein. Guilford shall not grant any registration rights inconsistent with the foregoing.

SECURITIES LAW
INDEMNIFICATION                     Guilford shall indemnify Amgen and the
                                    underwriters for liabilities arising out of actual or alleged material misstatements or omissions in a registration statement that were not furnished by Amgen or underwriters.

HOLDBACK AGREEMENT                  Amgen, if requested by Guilford, will not
                                    effect a public sale or distribution of
                                    Common Stock during the 90 day period
                                    following the effective date of a
                                    registration statement of Guilford relating to an underwritten public offering of Common Stock (other than those which may be sold by Amgen in connection with a Piggyback Registration) if the underwriter determines its public sale or distribution would have a material adverse effect on such offering.

                                    In the event of a Demand Registration,
                                    Guilford, if requested by Amgen, (i) shall not, and shall cause its executive officers

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    and directors to not, effect a public sale or distribution of the Common Stock during the 90 day period following the effective date of a registration statement relating to an underwritten public offering of Registrable Securities if the underwriter determines its public sale or distribution would have a material adverse effect on such offering, and (ii) shall cause each holder of its privately placed equity securities issued by Guilford in connection with a financing transaction involving at least 5% of Guilford's then outstanding equity securities at any time after the Closing Date (provided that in any event, (ii) above shall not apply in the event of issuances of securities in connection with corporate partnering transactions, or off-balance sheet financing transactions to fund early stage research), and shall use its reasonable best efforts to cause each other stockholder of Guilford owning at least 10% of Guilford's then outstanding equity securities (other than any Schedule 13G filer) to agree, not to effect a public sale or distribution of the Common Stock during the 90 day period following the effective date of a registration statement relating to an underwritten public offering of the Common Stock if the underwriter determines its public sale or distribution would have a material adverse effect on such offering.

REGISTRATION EXPENSES               Amgen will be required to pay all
                                    underwriting discounts, commissions or
                                    fees, transfer taxes and its out-of-pocket costs and expenses, including its legal counsel's fees and expenses, relating to the offering of its shares of Common Stock.
                                    Guilford will pay all other registration expenses in connection with any demand or piggyback registration.

TRANSFERABILITY                     Amgen may transfer all or a portion of the
                                    registration rights granted hereunder in connection with any sale of Registrable

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                    Securities covering a minimum of the
                                    greater of 25% of the Registrable
                                    Securities or 200,000 shares of Common
                                    Stock.

STANDSTILL                          For a period of 10 years from the Closing
                                    Date, Amgen will not, without the written consent of Guilford, directly or indirectly acquire more than 10% of Guilford's then outstanding capital stock, except in the event that any person or Group (within the meaning of the Exchange Act) directly or indirectly acquires more than 10% of Guilford's then outstanding capital stock,
                                    Amgen may acquire up to such percentage (so long as Amgen is not and does not become a member of such Group). In the event that any person or Group directly or indirectly makes a tender offer or exchange offer for Guilford's capital stock, Amgen shall be relieved of its obligations hereunder;
                                    provided, however, that Amgen shall not be so relieved if Amgen solicits, encourages or participates in such tender offer or exchange offer. Nothing herein shall prohibit Amgen form making any proposal to Guilford's Board of Directors.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                   EXHIBIT B
                                     [ * ]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                   EXHIBIT C
                                 PRESS RELEASE

[Set forth as the first three pages of Exhibit 99.1 to the Current Report on Form 8-K, filed September 4, 1997]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                   EXHIBIT D

                                     [ * ]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                  SCHEDULE A-1

[ * ]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.




                                  SCHEDULE ONE

[ * ]

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



                                  SCHEDULE TWO


                        OUTSTANDING REGISTRATION RIGHTS

Guilford has granted registration rights to certain holders of Guilford securities under the following agreements:

-Series A Preferred Stock Purchase Agreement, dated September 30, 1993, among Guilford and other signatories thereto, as amended.

-Underwriter's Warrant, dated June 26, 1994.

-Exchange and Registration Rights Agreement, dated February 17, 1995, between Guilford and the Abell Foundation, Inc.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.





                                   EXHIBIT E
[ * ]